UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 26, 2008, Pope & Talbot, Inc. (the “Company”) and its wholly-owned Canadian subsidiary, Pope & Talbot Ltd., entered into the Third Amendment to Debtor-in-Possession Credit and Security Agreement (the “Third Amendment”) with Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders under the Debtor-in-Possession Credit and Security Agreement (the “DIP Agreement”) in order to extend the final maturity date of the DIP Agreement to April 4, 2008. The Third Amendment was approved at a joint hearing conducted on February 26, 2008, by both the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the Supreme Court of British Columbia (the “Canadian Court”). The Third Amendment also provides, among other things, that (i) the Company is required to appoint a chief restructuring officer by March 1, 2008 subject to approval by both the Bankruptcy Court and the Canadian Court and (ii) the date by which the sales of substantially all of the assets of the Company’s wood products and pulp divisions must be consummated is extended to the final maturity date of the DIP Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Third Amendment to Debtor-in-Possession Credit and Security Agreement, dated as of February 26, 2008, among Pope & Talbot, Inc., Pope & Talbot Ltd., Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 4, 2008.

POPE & TALBOT, INC. Registrant

By	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	Vice President and Chief Financial Officer